UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5728 Bedford Street Pasco, Washington 99301
(Address of principal executive offices) (Zip code)
(509) 545-1800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Vivid Learning Systems, Inc. (“Vivid”) Board of Directors has voted to include as an agenda item for the February 11, 2009 Annual Meeting of Stockholders a proposal to change the state of incorporation for Vivid from the State of Delaware to the State of Washington.  If the stockholders approve the reincorporation, the reincorporation will be effected by a merger of Vivid with its wholly owned Washington subsidiary, also named Vivid Learning Systems, Inc.

The reincorporation and merger will not result in any change in the business, management, location of the Company’s principal executive offices, assets, liabilities, net worth, or accounting practices.  The shares of common stock will continue to be publicly traded.  The merger will not give rise to any appraisal or dissenters’ rights.  Each outstanding share of the Company’s common stock will be automatically converted into one share of the common stock of the surviving corporation.

An information statement and proxy statement for the February 11, 2009 Annual Meeting of Stockholders with further details concerning the reincorporation and the other matters to be submitted for shareholder approval will be filed with the Securities and Exchange Commission and transmitted to all shareholders of record as of December 23, 2009 on or about January 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: December 23, 2008	By:	/s/ Robert M. Blodgett
	Name:	Robert M. Blodgett
	Title:	Corporate Secretary/Treasurer